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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Summary Selected Combined Financial Data," "Selected Combined Financial Data" and "Experts" and to the use of our reports dated April 26, 1996 (except Note 2 to the balance sheet of Environmental Purification Industries, Inc., as to which the date is June 11, 1996), in the Registration Statement (Form S-1) and related Prospectus of Environmental Purification Industries, Inc. for the registration of 1,380,000 shares of its Common Stock and 1,380,000 redeemable warrants to purchase Common Stock.

                                          Ernst & Young LLP

Toledo, Ohio
July 3, 1996